CONSENT UNDER SUBORDINATED CREDIT AGREEMENT
    THIS CONSENT UNDER SUBORDINATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2023, by and among F45 TRAINING HOLDINGS INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and ALTER DOMUS (US) LLC, in its capacity as administrative agent for the Secured Parties (the “Administrative Agent”).
W I T N E S E T H :
    WHEREAS, the Borrower, the other Loan Parties party thereto, the Lenders, the Australian Security Trustee and the Administrative Agent have executed and delivered that certain Subordinated Credit Agreement, dated as of February 14, 2023 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to an extension of the delivery date for certain financial statements due under the Credit Agreement, and the Administrative Agent and the Lenders party hereto have agreed to such consent, subject to the terms and conditions hereof.
    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Borrower, the Administrative Agent, and the Lenders party hereto hereby covenant and agree as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2. Consent. The due dates for (i) the audited consolidated balance sheet and related statements of operations, stockholders’ equity, cash flows and other financial statements due March 31, 2023 as set forth in Section 5.01(a) of the Credit Agreement, (ii) the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of the first fiscal quarter of 2023 due May 15, 2023 as forth in Section 5.01(b) of the Credit Agreement, (iii) the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of the second fiscal quarter of 2023 due August 15, 2023 as forth in Section 5.01(b) of the Credit Agreement, (iv) each accompanying Compliance Certificate as set forth in Section 5.01(c) of the Credit Agreement, and (v) the revised financial Projections for the Borrower and its Subsidiaries on a month-by-month basis covering the two-year period commencing on the Effective Date and containing a supporting narrative which describes in detail all underlying assumptions of such revised Projections as forth in Section 5.15(e) of the Credit Agreement, are each hereby extended to August 31, 2023.
SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction of the following conditions precedent on or before the date hereof:
(a) execution and delivery of this Agreement by the Borrower, the Administrative Agent, and each of the Lenders; and

(b) the Borrower shall have paid the Administrative Agent’s fees, outstanding legal fees, and costs incurred in connection with this Agreement.
SECTION 4. Conduct of Administrative Agent and Lenders; Release of Claims. The Loan Parties and their Affiliates, successors, assigns, and legal representatives (collectively, the “Releasors”), acknowledge and agree that through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Agreement and in connection with the Secured Obligations, the Credit Agreement, and the other Loan Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands, and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter, or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Agreement that arises out of or is connected to the Loan Documents or the Secured Obligations. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised, and discharged by such Releasor pursuant to this paragraph. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns, and legal representatives, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.
SECTION 5. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, the Borrower, the Administrative Agent, and the Lenders party hereto hereby acknowledge and agree that this Agreement is a Loan Document.
(b) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties. Except to the extent otherwise expressly set forth herein, the amendments and waiver set forth herein shall have prospective application only from and after the date of this Agreement.
(c) No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the consent contained in Section 2 above, and (ii) nothing in this Agreement shall affect or limit the Administrative Agent or any Lender’s right to demand payment of liabilities owing from any Loan Party to Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.
(d) Ratification. The Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct in all material respects as of such date).
(e) No Default. To induce the Administrative Agent and the Lenders to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof (including the waiver herein), there exists (i) no Default or Event of Default, and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of any Borrower or any other Loan Party owed to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.
(f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.
(g) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Agreement or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form.
(h) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(i) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances. The Borrower agrees to take, at the Borrower’s expense, such further actions as Administrative Agent shall reasonably request from time to time to evidence the amendments and waiver set forth herein and the transactions contemplated hereby.
(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
[SIGNATURES ON FOLLOWING PAGES.]

    IN WITNESS WHEREOF, the Borrower, the Administrative Agent, and the Lenders party hereto have caused this Agreement to be duly executed under seal by its duly authorized officer as of the day and year first above written.

BORROWER:

F45 TRAINING HOLDINGS INC., a Delaware corporation

By: /s/ Patrick Grosso
Name: Patrick Grosso
Title: Chief Legal Officer

[F45 – CONSENT UNDER SUBORDINATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

ALTER DOMUS (US) LLC, as Administrative Agent

By: /s/ Winnalynn N. Kantaris
Name: Winnalynn N. Kantaris
Title: Associate General Counsel

[F45 – CONSENT UNDER SUBORDINATED CREDIT AGREEMENT]

LENDERS:

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND II LP

By: Kennedy Lewis GP II LLC, its general partner

By: /s/ Anthony Pasqua
Name: Anthony Pasqua
Title: Authorized Signatory

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND III LP

By: Kennedy Lewis GP III LLC, its general partner

By: /s/ Anthony Pasqua
Name: Anthony Pasqua
Title: Authorized Signatory

[F45 – CONSENT UNDER SUBORDINATED CREDIT AGREEMENT]